UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2013
T-MOBILE US, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    As previously disclosed, on October 24, 2013 René Obermann tendered his resignation as a director of T-Mobile US, Inc. (the “Company”), with such resignation to be effective as of November 15, 2013.

On November 7, 2013 the Board of Directors of the Company appointed Thomas Dannenfeldt as a director, effective November 15, 2013, to fill the vacancy resulting from Mr. Obermann’s resignation. As a director, Mr. Dannenfeldt will serve on the Compensation Committee and the Executive Committee of the Board. Mr. Dannenfeldt, who currently serves as the Finance Director of Telekom Deutschland and will serve, effective January 2014, as the Chief Financial Officer of Deutsche Telekom AG (“Deutsche Telekom”) (the Company’s majority stockholder), was designated to serve as a director of the Company by Deutsche Telekom pursuant to its rights under the Company’s certificate of incorporation and the Stockholder’s Agreement entered into as of April 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

November 8, 2013	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer